UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
December 8, 2005

Date of Report (Date of earliest event reported)
OSI PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-15190 (Commission File Number)	13-3159796 (I.R.S. Employer Identification No.)
58 South Service Road
Melville, NY 11747
(Address of principal executive offices)
(631) 962-2000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address,
if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
ITEM 8.01. Other Events
SIGNATURE

ITEM 1.01 Entry into a Material Definitive Agreement
     On December 8, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of OSI Pharmaceuticals, Inc. (“OSI” or the “Company”) approved the 2006 annual base salaries and 2005 cash bonuses for OSI’s executive officers including the Company’s named executive officers (as that term is defined in Item 402 of Regulation S-K) as set forth in OSI’s proxy statement dated February 2, 2005. The following table sets forth the annual base salary levels of such officers for 2006 and the 2005 cash bonuses for each such officer:

Name and Position	2006 Base Salary	2005 Bonus
Colin Goddard, Ph.D.	$600,000	—
Chief Executive Officer (1)
Michael G. Atieh	$410,000	$250,000
Executive Vice President, Chief Financial Officer and Treasurer (2)
Gabriel Leung	$400,000	$160,000
Executive Vice President and President, (OSI) Oncology
David Guyer, M.D.	$525,000	n/a
Executive Vice President and CEO, (OSI) Eyetech (3)
Anker Lundemose, M.D., Ph.D., D.Sc.	£195,000	£75,000
Executive Vice President and President, (OSI) Prosidion
Robert Simon	$347,998	$100,000
Executive Vice President, Pharmaceutical Development and Technical Operations
Barbara A. Wood	$320,000	$100,000
Vice President, General Counsel and Secretary
Neil Gibson, Ph.D.	$292,000	$90,000
Chief Scientific Officer (4)

(1)	Given the performance of the Company’s stock in 2005, the Committee concurred with Dr. Goddard’s recommendation that he not receive a 2006 bonus or merit increase to his base salary.

(2)	Mr. Atieh commenced employment as Executive Vice President, Chief Financial Officer and Treasurer on May 31, 2005. Mr. Atieh’s bonus for 2005 was guaranteed as part of his employment contract signed in June, 2005.

(3)	Dr. Guyer became an employee of the Company on November 14, 2005 upon the consummation of the acquisition of Eyetech Pharmaceuticals, Inc. As per contract, the determination of 2005 bonuses for former Eyetech employees will be made by the Committee in February 2006.
(4)	Dr. Gibson assumed the role of Chief Scientific Officer on September 20, 2005.

Bonuses
     The 2005 bonus awards were computed in accordance with the Committee’s policy of awarding annual bonuses for executive officers, as previously disclosed, and are consistent with past practice. For purposes of compensation decisions for 2005, the Committee measured the Company’s performance and that of each executive officer in fiscal year 2005 against goals established by the executive officers and ratified by the Committee under the Company’s Annual Business Plan prior to the start of the fiscal year. The Company’s bonus plan awards executives for performance as individuals against personal goals and for achievement of company goals. Bonus awards for executives are discretionary but generally follow guidelines that recognize both corporate and personal goal attainment. In general, where an individual or corporate bonus is awarded the award ranges between 80 and 150% of the individual’s target. For 2005, the Company performance component was set at 80%.
     The bonus targets for the executive officers are either set in accordance with their employment agreements or are based upon their respective grade levels. The current bonus targets (which represents a percentage of base salary) for the executive officers are:

Name	Target
Colin Goddard, Ph.D.	*
Michael G. Atieh	50%
Gabriel Leung	50%
David Guyer, M.D.	50%
Anker Lundemose, M.D., Ph.D., D.Sc.	50%
Robert Simon	40%
Barbara Wood	40%
Neil Gibson	40%

*	No specified target; determined by the Committee in its discretion.
ITEM 8.01. Other Events
     With respect to a grant approved for Dr. David R. Guyer, Chief Executive Officer of (OSI) Eyetech (a new business unit created as a result of the acquisition of Eyetech Pharmaceuticals, Inc.) and Executive Vice President of OSI as of December 1, 2005 as previously disclosed in a Current Report on Form 8-K filed by OSI on November 16, 2005, on November 30, 2005, the Compensation Committee of the Board of Directors approved that such options be granted from the Company’s Amended and Restated Stock Incentive Plan.
     In addition, on November 30, 2005, the Compensation Committee of the Board of Directors approved the forward vesting of all unvested out-of-the-money stock options with an exercise price greater than $30 per share for all employees of OSI, other than executive officers. With the expectation that OSI will adopt SFAS 123R, Share Based Payments, effective with the first quarter of 2006, this action will reduce the amount of compensation expense to be recorded in the Statement of Operations on a going forward basis. In total approximately 1.6 million stock options were affected by this action.

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2005	OSI PHARMACEUTICALS, INC.
	By:	/s/ BARBARA A. WOOD
Barbara A. Wood
Vice President, General Counsel and Secretary

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